                  CONFIDENTIAL INFORMATION ON 27, 32 AND 35
                    HAS BEEN OMITTED AND FILED SEPARATELY
               WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION



[LOGO] MOTOROLA

     ADVANCED MESSAGING SYSTEMS DIVISION

                          EQUIPMENT PURCHASE AGREEMENT

Between     MOTOROLA, INC.
            Advanced Messaging Systems Division
            5401 North Beach Street
            Fort Worth, Texas 76137

and         PAGEMART WIRELESS, INC.
            668 North Central Expressway
            Suite 800
            Dallas, Texas 75206

MOTOROLA PROPRIETARY CONFIDENTIAL                                              1

  CONFIDENTIAL INFORMATION ON PAGES 27, 32 AND 35 HAS BEEN OMITTED AND FILED
         SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION



[MOTOROLA LOGO]

ADVANCED MESSAGING SYSTEMS DIVISION

                          EQUIPMENT PURCHASE AGREEMENT

between           MOTOROLA, INC.
                  Advanced Messaging Systems Division
                  5401 North Beach Street
                  Fort Worth, Texas 76137

and               PAGEMART WIRELESS, INC.
                  6688 North Central Expressway
                  Suite 800
                  Dallas, Texas 75206

     Motorola, Inc. ("Motorola") and PageMart Wireless, Inc. ("PageMart") agree that the following terms and conditions will govern the sale by Motorola to PageMart of the conventional one-way paging infrastructure equipment, the advanced two-way messaging radio paging communications equipment and subscriber units, and the services covered by this Agreement. Any attachments or schedules referenced herein, including any to be negotiated (TBN), which are or shall be appended to this Agreement, are also incorporated into the terms of this Agreement.

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
PROJECT OVERVIEW                                                                              5
ARTICLE I: GENERAL PROVISIONS                                                                 6
   Section 1.       Scope of the Agreement                                                    6
           1.1      Definitions
           1.2      General Scope of the Agreement
           1.3      Contract Documents
   Section 2.       Term                                                                      7
   Section 3.       Purchase and Sale of the System, Products and Services                    7
           3.1      Purchase of the Equipment
           3.2      Licensing the Software
           3.3      Purchase Orders
   Section 4.       Statements of Work                                                        8
           4.1      Delivery of Statements of Work
           4.2      Approval of Statements of Work
   Section 5.       Delivery, Title and Risk of Loss                                          8
           5.1      Delivery
           5.2      Delivery Dates

MOTOROLA PROPRIETARY CONFIDENTIAL                                              2

           5.3      Title and Risk of Loss
   Section 6.       Acceptance and Training                                                   8
           6.1      System Acceptance Date
           6.2      Immaterial Defects Will Not Bar Acceptance
           6.3      Training
   Section 7.       Payment of the Purchase Price                                             9
           7.1      Payment Term
           7.2      Delinquencies
   Section 8.       Taxes and Other Additional Charges                                       10
   Section 9.       Equipment                                                                10
           9.1      Equipment Acceptance
           9.2      Product Life
           9.3      Equipment Modifications
           9.4      Refurbished Parts
   Section 10.      Software, Firmware and Documentation                                     10
           10.1     Firmware
           10.2     Software License
           10.3     Software Maintenance
           10.4     Protection of Source Code
           10.5     Republication of Service Materials
   Section 11.      Project Coordination and Changes                                         11
           11.1     Appointment of Project Coordinators
           11.2     Requests for Changes
           11.3     Unforeseen Delays
   Section 12.      Warranties and Disclaimers                                               12
           12.1     Title to the Equipment
           12.2     Limited Equipment Warranty
           12.3     Disclaimer of Other Equipment Warranties
           12.4     Software Warranty
   Section 13.      Patent and Copyright Indemnity                                           12
   Section 14.      Limitation of Liability and Remedies                                     13
           14.1     Remedies are Exclusive
           14.2     Limitation on Damages
           14.3     Maximum Liability
   Section 15.      Default and Termination                                                  13
           15.1     Force Majeure
           15.2     Elements of Default
           15.3     Additional Rights Upon Default
   Section 16.      Proprietary Information                                                  14
           16.1     General
           16.2     Prohibition Against Unauthorized Use or Disclosure
           16.3     Exclusions
           16.4     No Manufacturing Rights
   Section 17.      Compliance with Export Controls                                          14
   Section 18.      Dispute Resolution                                                       14
           18.1     Choice of Law
           18.2     Mediation
           18.3     Litigation
   Section 19.      Relationship of the Parties                                              15
   Section 20.      Prohibition Against Improper Gifts or Payments                           15
   Section 21.      Assignment and Subcontracting                                            15
   Section 22.      General                                                                  15
           22.1     Amendments to Agreement
           22.2     Notices
           22.3     Public Announcements

MOTOROLA PROPRIETARY CONFIDENTIAL                                              3

           22.4     Beta System Demonstration
           22.5     Headings
           22.6     Entire Agreement
           22.7     Invalidity of Provisions
           22.8     Acknowledgment
ARTICLE II: SOFTWARE                                                                 17
   Section 1.       Paging Infrastructure Software License Agreement                 17
   Section 2.       Software Maintenance Policy                                      21
ARTICLE III: ADVANCED MESSAGING SUBSCRIBER EQUIPMENT                                 26
   Section 1.       Seller Free Equipment Commitment                                 27
   Section 2.       Equipment Warranty                                               28
   Section 3.       Equipment Pricing                                                30
ARTICLE IV: INFRASTRUCTURE EQUIPMENT                                                 31
   Section 1.       Commitments for Purchase, Equipment Credits, and Additional      32
                    Infrastructure Credit
           1.1      Buyer Purchase Commitment
           1.2      Credit for Infrastructure Equipment
           1.3      Credit for Advanced Messaging Subscriber Units
           1.4      Additional Infrastructure Credit
   Section 2.       Equipment Warranty                                               33
   Section 3.       Equipment Pricing                                                35
ARTICLE V: GENERAL SYSTEMS ENGINEERING, INSTALLATION, SERVICES & MAINTENANCE         36


MOTOROLA PROPRIETARY CONFIDENTIAL                                              4

PROJECT OVERVIEW

     The purpose of this document is to define the systems, products, services, and agreements between Motorola and PageMart pursuant to continued support of PageMart's one-way paging network and a successful implementation of an advanced two-way messaging radio paging system. Toward this end, the following Articles will provide these definitions, as applicable to system and product development and to the design and implementation of the network(s).

MOTOROLA PROPRIETARY CONFIDENTIAL                                              5

ARTICLE I: GENERAL PROVISIONS

SECTION 1. SCOPE OF THE AGREEMENT

     1.1   Definitions. In this Agreement:

           (a) The word "PageMart" means the Customer, PageMart Wireless, Inc., its successors and subsidiaries, collectively.

           (b) The word "Motorola" means the Seller, Motorola, Inc., acting through its Advanced Messaging Systems Division. The terms "the parties" and "both parties" may also be used on occasion to refer to Motorola and PageMart collectively when it is clear from the context that the term means the two parties together.

           (c) "Affiliate" means, with respect to a party, any corporation or other entity (i) which is directly or indirectly controlled by such party; (ii) which controls such party (the "Controlling Party"); and (iii) which the Controlling Party controls. For the purpose of this definition, "control" means the right to vote more than 50% of the shares or other securities of a corporation or other entity, or to contractually control the operations of a corporation or other entity.

           (d) "Contract Documents" means the documents which are specified in paragraph 1.3.

           (e) "Delivery Points" means the PageMart addresses to which the Products are to be delivered.

           (f) "Documentation" means the operating manuals, specifications and other documentation which are to be provided by Motorola to PageMart under the terms of this Agreement, as well as any other documentation which Motorola may provide to PageMart under this Agreement. At a minimum, the term "Documentation" will include all operating manuals, specifications and other documentation which Motorola customarily provides to customers who purchase the Products and Services contemplated by this Agreement.

           (g) "Effective Date" of this Agreement means 1 December 1995.

           (h) "Equipment" means the one-way and two-way paging infrastructure equipment and advanced messaging (two-way) paging subscriber equipment which is to be purchased by PageMart from Motorola, or provided to PageMart by Motorola, under the terms of this Agreement. Subscriber equipment includes but is not limited to the Tenor(TM) and "Pegasus" advanced messaging units. Infrastructure Equipment includes but is not limited to the Nucleus(R) transmitter, the Nucleus(R)-Orchestra! linear transmitter, the WMG(TM) Wireless Messaging Gateway(TM) terminal, the RF-Audience!(TM) inbound base receiver, the RF-Baton!(TM) controller, the RF-Conductor!(TM) controller, the RF-Arranger!(TM) controller, and associated parts and accessories. Equipment also will be deemed to mean any equipment commercially released by Motorola during the term of this Agreement which performs functions similar to the functions performed by the foregoing named equipment items.

           (i) "Functional Specifications" means the functional specifications for the Equipment and the Software which are set out in applicable Motorola Marketing Product Description (MPD) documents. Motorola shall provide these MPDs to PageMart as soon as reasonably practical. MPDs shall be generally applicable to customers of Motorola.

           (j) "Products" means the Equipment, the Software and the Documentation.

           (k) "Purchase Price" means the purchase price which PageMart is to pay for the System, Products, and/or Services, as specified in the individual Articles.

           (l) "Services" means any program management, engineering, installation, or other technical services which PageMart may order from Motorola under this Agreement.

MOTOROLA PROPRIETARY CONFIDENTIAL                                              6

           (m) "Software" means the computer-based programs which are to be licensed by PageMart from Motorola under the terms of the Software License Agreement. The term includes any updates, modifications, enhancements and extensions of such programs which are received by PageMart from Motorola from time to time under the Software License Agreement or any System Support Agreement. Software will also be deemed to include all computer-based programs Motorola customarily provides to customers who purchase the Equipment contemplated by this Agreement.

           (n) "Software License Agreement" means the form of software license agreement, located at Section 1 of Article II, which is to be entered into by both parties in connection with the licensing to PageMart of the Software and the Documentation. (See the definition of "Functional Specifications in Section 1.1(i) above.)

           (o) "System" means the advanced messaging paging communications system which is comprised of the Products and which will have the qualities and be capable of performing the functions set forth in Motorola Marketing Product Description (MPD) documents.

           (p) "Acceptance Date" means the date on which PageMart accepts or is deemed to have accepted the System, Products, or Services, as described in the individual Articles.

           (q) "System Support Agreement" means any agreement between the parties by which Motorola agrees to provide support and maintenance Services to PageMart for Equipment and/or Software.

     1.2 General Scope of the Agreement. Under the terms of this Agreement, Motorola will sell and PageMart will buy the Equipment and may purchase Services, and Motorola will license to PageMart the Software, for PageMart's advanced two-way messaging project and conventional one-way paging network.

     1.3 Contract Documents. The following documents collectively and exclusively constitute the entire agreement between us with respect to the sale and purchase of paging infrastructure Equipment, advanced messaging subscriber Equipment, the Dallas-Fort Worth (DFW) Beta System, Software and Services; Articles I-V, covering the general provisions; software; advanced messaging subscriber Equipment; infrastructure Equipment; and general systems engineering, installation, Services & maintenance, respectively.

    This Agreement will include any amendments and schedules to it. Motorola will not, pursuant to this Agreement, be responsible for providing any Services or delivering any Equipment, Software, Documentation or any other item which is not specifically required by the Contract Documents. These General Provisions control over any conflicting or ambiguous term in another Article or Contract Document.

SECTION 2. TERM

     2.1 This Agreement will begin on December 1, 1995, and will continue for a period of forty-seven (47) months thereafter ("the Term"), unless either party terminates the Agreement earlier under its provisions. At the end of the Term, this Agreement shall automatically renew on a year-to-year basis until either party, ninety (90) days prior to the expiration of the Term or of any subsequent one-year renewal term, provides written notice to the other party that it elects not to renew the Agreement. However, any such renewal of the Agreement shall not have the effect of extending any deadline or increasing any purchase commitment under the Agreement.

SECTION 3. PURCHASE AND SALE OF THE SYSTEM, PRODUCTS AND SERVICES

     3.1 Purchase of the Equipment. Motorola will sell to PageMart and PageMart will purchase from Motorola the Equipment which is to be purchased by PageMart from Motorola under the terms of this Agreement.

     3.2 Licensing the Software. Motorola will grant PageMart a non-exclusive license to use the object code version of the Software and a non-exclusive license to use the Documentation which accompanies that Software. The licenses to the Software and the Documentation will be governed by the terms and conditions of

MOTOROLA PROPRIETARY CONFIDENTIAL                                              7
the Software License Agreement located at Section 1 of Article II, which will specify the royalty rates (if any) for such Software code or Documentation.

     3.3 Purchase Orders. Motorola and PageMart agree that, except as noted in the last sentence of this paragraph, the Contract Documents (and any other documents incorporated into this Agreement by its terms) are to be the sole legal documents governing PageMart's purchase of the System, Products and Services. PageMart will issue one or more purchase orders in connection with this Agreement, and each purchase order (P.O.) will incorporate the terms of this Agreement, whether or not this Agreement is specifically mentioned. Such P.O.s shall specify delivery times, dates, quantities, and locations consistent with the terms of this Agreement. Motorola shall invoice PageMart with reference to each P.O. generated.

     As stated in paragraph 22.6, this Agreement supersedes any conflicting terms or conditions contained on printed forms submitted as, or with, purchase orders, sales acknowledgments or invoices. If PageMart's purchase order introduces either a term or condition which is inconsistent with the terms of this Agreement or one which is not covered by this Agreement, then Motorola will not be bound by any such term or condition unless Motorola expressly consents in writing to such term or condition.

SECTION 4. STATEMENTS OF WORK

     4.1 Delivery of Statements of Work. Motorola will develop and deliver to PageMart Statements of Work (SOWs) which will set out in detail those matters which are associated with and required for the implementation of the System. Motorola will prepare the final acceptance test procedures for SOW deliverables.

     4.2 Approval of Statements of Work. Following the receipt of a SOW, PageMart will have thirty (30) days to notify Motorola in writing of PageMart's approval or disapproval of such document or the acceptance test procedures therein, or to request in writing any specific clarifications, additions or modifications to the duties or specifications set out in the SOW. PageMart agrees, however, not to unreasonably withhold its approval of a SOW. In addition, if PageMart does not notify Motorola within such thirty-day period that PageMart disapproves of the SOW, PageMart will be deemed to have approved it.

SECTION 5. DELIVERY, TITLE AND RISK OF LOSS

     5.1 Delivery. Motorola will pack the Products for shipment and storage to meet commercial standards. Terms of delivery will be F.O.B. Motorola's facility in Fort Worth, Texas. PageMart will be responsible for all transportation charges, insurance expenses, and other charges relating to the Products, unless otherwise specified in an individual Article.

     5.2 Delivery Dates. Motorola will use best efforts to meet the agreed-to delivery dates in the P.O.s. Motorola will promptly notify PageMart when any delivery will be delayed. Motorola will not be liable to PageMart for any expenses or damages because of any delay in delivery, unless Motorola fails to use best efforts to meet scheduled delivery dates.

     5.3 Title and Risk of Loss. Unless otherwise specified in an individual Article, with the exception of Software and Documentation, title and risk of loss or damage to Products will pass to PageMart upon delivery of Products ordered hereunder to PageMart's designated carrier at Motorola's Fort Worth, Texas facility. PageMart must arrange for transportation of the Products, which transportation will be at PageMart's risk. Therefore, any loss or damage not caused by Motorola, after Motorola's delivery to the carrier, will be PageMart's responsibility and will not relieve PageMart of its payment obligations to Motorola. Title to the intellectual property rights related to the Software and Documentation will at all times remain with Motorola.

SECTION 6. ACCEPTANCE AND TRAINING

     6.1 Acceptance Date. PageMart will be deemed to have accepted the Products or Services on the earliest of the following dates (the "Acceptance Date"):

MOTOROLA PROPRIETARY CONFIDENTIAL                                              8

           (a) forty-five (45) days after delivery; or

           (b) the date that PageMart signs and delivers to Motorola a certificate of acceptance prepared by Motorola for this purpose; or

           (c) the date when the Products have been installed and PageMart is using the Products for the purpose of generating revenues.

     6.2 Immaterial Defects Will Not Bar Acceptance. PageMart agrees that it will not refuse to accept the DFW Beta System, Equipment, or Services unless they fail to conform with one or more material specifications, requirements or functions set out in the Agreement, applicable MPDs or Documentation.

     6.3 Training. Motorola will make available training classes and materials on the Equipment and Software to PageMart technicians specified by PageMart. Classes will be conducted in Fort Worth at Motorola's standard training rates.

SECTION 7. PAYMENT OF THE PURCHASE PRICE

     7.1   Payment for Beta System Products.

           (a) Down Payment. Within 30 days of submitting to Motorola each purchase order for the DFW Beta System pursuant to this Agreement. PageMart shall make a down payment to Motorola in the amount of twenty-five percent (25%) of the purchase price therein.

           (b) Payment of Balance. Upon delivery of Products, Motorola shall invoice PageMart for seventy-five percent (75%) of the purchase price of such Products, which PageMart shall pay within 30 days of its receipt of Motorola's invoices.

     7.2 Payment for Services and non-Beta-System Products. Motorola shall invoice PageMart monthly for delivered infrastructure and two-way subscriber Equipment and for Services completed by Motorola. Within 30 days of the date of receipt of the invoice, PageMart shall pay all amounts due Motorola under this Agreement for such Equipment and Services, without deduction or offset. Payment shall be delivered at the address stated on the invoice.

     7.3 Delinquencies. Any undisputed amount invoiced, or any amount which is later determined to be owed to Motorola, which is not paid within the terms and conditions of this Agreement will be considered delinquent. Based on accepted credit and collection practices, Motorola is entitled to a late-payment charge on the delinquent balance outstanding, in the amount of 1.5% per month. Any past due interest or late-payment charge will become due and payable immediately at Motorola's discretion. PageMart shall reimburse Motorola for legal fees and expenses reasonably incurred in collecting any amounts due hereunder.

SECTION 8. TAXES AND OTHER ADDITIONAL CHARGES

     8.1 PageMart will pay all sales, use, excise, value-added, and other taxes on the Products (except those on Motorola's net income or net worth) unless PageMart furnishes Motorola with a valid resale or exemption certificate. PageMart will also be responsible for reporting the Products for personal property tax purposes and for paying all transportation costs, insurance charges, customs duties, and loss or damage settlements from and after the date title to such Products passes to PageMart. The Purchase Price (and Motorola's prices for any add-on Products) do not include such taxes or charges; where applicable, they will be added to PageMart's total invoice amount.

SECTION 9. EQUIPMENT

     9.1 Equipment Acceptance. Before shipping any unit of Equipment (including an add-on unit) to PageMart, Motorola will perform its standard factory inspection and acceptance tests on the unit. PageMart will

MOTOROLA PROPRIETARY CONFIDENTIAL                                              9
have the right to conduct its own incoming inspection and testing of the Equipment, but if Motorola has furnished PageMart with written specifications for an item of Equipment, PageMart may reject such item only if it fails to conform to its written specifications and PageMart gives Motorola written notice of the rejection. PageMart will be deemed to have accepted the unit unless, within 45 days after its receipt of its shipment, PageMart notifies Motorola in writing that PageMart is rejecting it for failure to conform to such specifications or criteria. PageMart's notice must advise Motorola of PageMart's specific reason for rejection. The act of payment for a unit will not be construed as acceptance, and PageMart's acceptance of the Equipment will not waive any of its warranty rights. Any Equipment which PageMart rejects must be returned to Motorola in the same condition as when PageMart received it, and only after Motorola has reviewed PageMart's notice and authorized the return. Any Equipment which PageMart returns must be shipped freight prepaid, but Motorola will then credit those charges to PageMart's account and pay the return freight charges to ship the repaired or replacement Equipment to PageMart.

     9.2    Product Life.

            (a) Motorola does not represent that it will continue to manufacture any particular Equipment indefinitely or for any specific period. Motorola specifically reserves the right to remove any Equipment from the market and/or to cease manufacturing or supporting it. Notwithstanding the foregoing, Motorola warrants that it will make available the Products or their equivalent to PageMart for a minimum period of three years from the Effective Date, and will provide PageMart with at least 180 days written notice before dropping any Equipment from Motorola's product line. This notice is intended to allow PageMart to make an end-of-life purchase of the item before Motorola stops manufacturing it.

            (b) Notwithstanding Sections 9.2(a) and/or 9.3, but subject to the availability of parts from Motorola's suppliers, Motorola will sell PageMart parts and provide repair services for, or will replace, each Product at reasonable prices and lead times for at least seven years after the shipment of the last Product items purchased under this Agreement. Motorola's commitment to do so does not obligate PageMart to purchase such parts or services from Motorola during that period.

     9.3 Equipment Modifications. Motorola also reserves the right to modify any of the specifications or characteristics of its Products, but no such modification will apply to Products for which a PageMart order has been accepted by Motorola prior to the modification of such specifications, without PageMart's written consent. As soon as is reasonably possible, Motorola will notify PageMart in advance of modifications.

     9.4 Refurbished Parts. Some of the Equipment may contain re-manufactured parts, but those parts will be subject to the same specifications and quality control standards Motorola applies to new materials and will be warranted as if they were new.

SECTION 10. SOFTWARE, FIRMWARE AND DOCUMENTATION

     10.1 Firmware. Some of the Equipment to be sold to PageMart under this Agreement may contain computer programs built into their circuitry. PageMart's purchase of the Equipment includes a non-exclusive, paid-up license to use such firmware as part of the Equipment. The terms and conditions of the license for firmware related to infrastructure Equipment are set out in the Software License Agreement at Article II, Section 1.

     10.2 Software License. Any Software program or Documentation related to infrastructure Equipment that Motorola furnishes to PageMart under this Agreement will be governed by the terms of the Software License Agreement located at Section 1 of Article II, to be executed by the parties before the Software is supplied to PageMart. Motorola reserves the right to modify any of the specifications, functions or features of any Software program (but no such modification will apply to a Software program for which a PageMart order has been accepted by Motorola prior to the modification of such Software, without PageMart's written consent), issue new release levels, or cease supporting a particular program or release level at any time.

MOTOROLA PROPRIETARY CONFIDENTIAL                                             10

     10.3 Software Maintenance. Installation, support and maintenance of Software related to infrastructure Equipment shall be performed by Motorola in accordance with the terms and conditions of the Software Maintenance Policy
(SMP) located at Section 2 of Article II, to be executed by the parties before the Software is supplied to PageMart.

     10.4 Protection of Source Code. PageMart acknowledges its obligation to protect the confidentiality and security of any Software source code disclosed to PageMart by Motorola, in accordance with Section 5, "Protection and Security," of the Software License Agreement.

     10.5 Republication of Service Materials. PageMart may republish material from Motorola's standard service manual into PageMart's own manuals or other materials. But if PageMart does so, ita agrees to protect Motorola's underlying copyright in any of the materials which originate with Motorola. If PageMart reproduces any portion of materials for which Motorola or its supplier may hold a copyright, PageMart will annotate the material with an appropriate legend (which Motorola must approve) denoting the copyright. For materials copyrighted by Motorola, PageMart will either retain the existing Motorola notice or else substitute the following legend in its place:

            (C) COPYRIGHT [Name of appropriate PageMart entity], All Rights Reserved, 19 . Portions reprinted with permission of Motorola, Inc. [or Motorola's licensor, as the case may be].

     Materials supplied by Motorola's licensors may require a different annotation. PageMart also agrees that it will not remove any proprietary notices, including those on the media or log-on presentations, from any products, user manuals or other material originating from Motorola or from any of its software licensors or suppliers, unless Motorola has given PageMart prior written authorization.

SECTION 11. PROJECT COORDINATION AND CHANGES.

     11.1 Appointment of Program Manager. Each party will appoint a Program Manager for this Agreement. The Program Manager will be responsible for maintaining technical liaison between the parties and for representing his or her company in such matters as periodic performance reviews, the formulation of specifications and acceptance criteria under the Agreement, and the processing of engineering change requests in accordance with Section 11.2. The Program Manager will also be responsible for maintaining any administrative liaison between the parties on such issues as proposed changes to this Agreement. Initially, the following individuals will serve as Program Managers for this
Agreement:

    PAGEMART PROGRAM MANAGER                  MOTOROLA PROGRAM MANAGER
    John Talbot, Manager, PCS Implementation  Phillip Garret
    PageMart Wireless, Inc.                   Motorola Advanced Messaging Systems
    6688 North Central Expressway, Suite 800  Division
    Dallas, Texas 75206                       5401 North Beach Street
                                              Fort Worth, Texas 76137

     11.2 Requests for Changes. PageMart will deliver to Motorola in writing any requests for additions, modifications or changes to this Agreement or to subsequent purchase orders hereunder. Provided the request is within the general scope of the Contract Documents, Motorola will, within a reasonable period of time from receipt of the request, issue to PageMart a written quotation detailing the effect, if any, on the implementation schedule and the purchase price. If PageMart does not accept the quotation within five business days of its receipt by providing Motorola with written notice of such acceptance, the quotation will be deemed to have been withdrawn. If PageMart accepts the quotation, this Agreement will be amended by way of a written amendment signed by both parties which incorporates the agreed upon additions, modifications and changes. Any requests for changes to this Agreement (or any of its Articles) will be sent to the other party's Program Manager.

     11.2 Unforeseen Delays. PageMart and Motorola each recognize that unforeseen technical problems may preclude Motorola from being able to meet precisely the milestone dates specified in the quotations

MOTOROLA PROPRIETARY CONFIDENTIAL                                             11
referenced in Section 11.2. In the event of such a delay, subsequent milestone dates will be postponed accordingly.

SECTION 12. WARRANTIES AND DISCLAIMERS

     12.1 Title to the Equipment. Motorola warrants that it is the owner of the Equipment and has the right to transfer title to the Equipment to PageMart.

     12.2 Limited Equipment Warranty. Motorola warrants the Equipment under the terms of the Limited Product Warranty attached at Section 2 of Article III for advanced messaging subscriber Equipment, and at Section 2 of Article IV for paging infrastructure Equipment.

     12.3 Non-Infringement of Patents and Copyrights. Motorola warrants that Products will not infringe a United States patent, copyright or other intellectual property right of a third party, subject to the remedies in Section 13 below.

     12.4 Conformance with MPDs. Motorola warrants that the capabilities of the Products will be consistent with the Functional Specifications contained in the Motorola Marketing Product Descriptions.

     12.5 Disclaimer of Other Equipment Warranties. THE WARRANTIES REFERENCED IN THIS SECTION ARE THE ONLY WARRANTIES FOR THE EQUIPMENT. MOTOROLA EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, GUARANTEES OR REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MOTOROLA ALSO DISCLAIMS ANY IMPLIED WARRANTY ARISING OUT OF TRADE USAGE OR OUT OF A COURSE OF DEALING OR COURSE OF PERFORMANCE.

     12.6 Software Warranty. Motorola's warranties for any of the Software programs are set out in the Software License Agreement at Section 1 of Article II.

SECTION 13. PATENT AND COPYRIGHT INDEMNITY

     Motorola will defend and indemnify PageMart in the event of any allegation of infringement directed at PageMart with respect to its use of any Products purchased or provided hereunder as follows:

     13.1 Motorola shall, at its expense, defend, indemnify and hold PageMart harmless against any claim alleging that the Products supplied hereunder infringe a United States patent or copyright, provided that PageMart promptly notifies Motorola in writing of the claim, that PageMart does not retain counsel without the prior written consent of Motorola, that Motorola has sole control of the instructing of such counsel and sole control of the defense and all related settlement negotiations, and that PageMart gives Motorola, at Motorola's request, information and assistance for the defense. Subject to the limitation of liability for incidental and consequential damages of this Agreement, Motorola will pay all resulting costs and damages finally awarded by a court of competent jurisdiction or settled by Motorola. Motorola will not be responsible for any settlement made without its written consent, or for any costs, expenses or fees incurred by PageMart without Motorola's prior written consent.

     13.2 If PageMart becomes enjoined from using or selling the Products supplied hereunder by Motorola, Motorola, at its option and expense, will either procure the right for continued use of such Products, or replace or modify the same so that they become non-infringing. If neither of the foregoing alternatives is available on terms which are reasonable in Motorola's judgment, PageMart can return such Products to Motorola for credit or refund, at PageMart's option, of such Product's full depreciated value.

     13.3 Motorola has no liability for any claim of parent or copyright infringement based upon adherence to specifications, designs or instructions furnished by PageMart or its customers, nor for any claim based upon the combination, operation or use of any Motorola products or components thereof with equipment of others, nor for any claim based upon Products which have been altered by PageMart or PageMart's customers.

MOTOROLA PROPRIETARY CONFIDENTIAL                                             12

     13.4 If Motorola becomes enjoined from manufacturing, using or selling Products supplied pursuant to PageMart's specifications or requirements, PageMart, at its option and expense, will either procure the right for continued use of such Products, or change or modify their specifications or requirements so that non-infringing Products can be made, used and sold by Motorola.

     13.5 Motorola's total liability under this Section for patent and copyright infringement claims shall not exceed the lesser of (a) the actual funds paid to Motorola by PageMart for the Products purchased hereunder, or (b) $1 million U.S.

SECTION 14.  LIMITATION OF LIABILITY AND REMEDIES

     14.1 Remedies are Exclusive. PageMart's exclusive remedies concerning Motorola's performance or nonperformance are those expressly stated in this Agreement.

     14.2 Limitation on Damages. Except with respect to breaches of Section 16 and Motorola's obligations pursuant to Section 13, UNDER NO CIRCUMSTANCES WILL MOTOROLA OR PAGEMART BE LIABLE TO THE OTHER FOR LOSS OF USE, DAMAGE TO OR LOSS OF PRODUCTS OR SERVICES, LOSS OF DATA, FAILURE TO REALIZE EXPECTED SAVINGS, FRUSTRATION OF ECONOMIC OR BUSINESS EXPECTATIONS, LOST REVENUE OR PROFITS, OR FOR ANY OTHER SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF THEY WERE FORESEEABLE OR MOTOROLA OR PAGEMART WAS INFORMED OF THEIR POTENTIAL. And neither party will be liable to the other for claims by third parties, with the exception of claims regarding a party's intellectual property rights, as described in Section 13 hereof.

     14.3 Maximum Liability. Each party's total liability to the other party for damages under this Agreement will not exceed (a) the price paid for the Products at issue in a claim regarding defective Products, or (b) the value of the Products at issue in the claim in all other instances. This limitation will apply regardless of the form of action (i.e., whether the lawsuit is in contract or in tort, including negligence).

SECTION 15. DEFAULT AND TERMINATION

     15.1 Force Majeure. Neither Motorola nor PageMart will be liable to the other for any delay or failure to perform if that delay or failure results from a cause beyond its reasonable control. Such causes include but are not limited to strikes or other labor disturbances, acts of God, acts of the other party, interruptions of transportation or inability to obtain necessary labor, materials, or facilities, default of any supplier, or delays in relevant telecommunications authorities in frequency authorization or license grant. The delivery and installation schedule shall be considered extended by a period of time equal to the time lost because of any excusable delay. In the event Motorola is unable to wholly or partially perform for a period greater than one hundred and eighty (180) days because of any cause beyond its control, either party may terminate any delayed order without any liability.

     15.2 Elements of Default. Either party will be considered to be in default of this Agreement if any of the following occurs: (a) it assigns this Agreement or any of its rights under this Agreement in violation of Section 21;
(b) it fails to perform any material obligation under this Agreement or the Technology Asset Agreement, including the obligation to pay amounts when due;
(c) it makes an assignment for the benefit of its creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of its assets; or (d) it files for relief under state or federal bankruptcy laws. In that event, the non-defaulting party may terminate this Agreement if the other has failed to take corrective action within 30 days after its receipt of a notice of default and intent to terminate.

     15.3   Additional Rights upon Default. If PageMart fails to comply with any of the material terms of this Agreement, Motorola may, prior to terminating this Agreement, upon notification and provision of a 10-day cure period to PageMart, withhold its performance until PageMart's default is cured and pursue its other remedies. Motorola may also seek injunctive relief if PageMart's actions threaten Motorola's (or its supplier's) proprietary rights. These remedies are in addition to any other legal remedies Motorola may have.
MOTOROLA PROPRIETARY CONFIDENTIAL
                                                                              13

SECTION 16. PROPRIETARY INFORMATION

     16.1 General. During the course of the parties' relationship under this Agreement, each party may be given access to certain confidential or proprietary information of the other. Motorola and PageMart will each exercise due diligence to maintain in confidence any such information disclosed by one to the other, if the information is furnished on a confidential basis and marked or identified as confidential or proprietary when first disclosed ("Proprietary Information"). Proprietary Information may include information furnished during oral presentations or discussions, if it is conspicuously identified as proprietary at the time and then confirmed in writing within 30 days, specifically describing what is considered to be proprietary. As used here, the term "due diligence" means the same precaution and standard of care which the receiving party uses to safeguard its own proprietary information, but in no event less than reasonable care.

     16.2 Prohibition Against Unauthorized Use or Disclosure. The party receiving Proprietary Information from the other will use due diligence to prevent any unauthorized use, disclosure, publication or dissemination by it or its Affiliates. The receiving party may not reproduce, distribute or disclose any of the other's Proprietary Information to a third party, or use it for any commercial purpose outside this Agreement, without first obtaining written permission from the party which furnished it. In particular, Motorola and PageMart will each ensure that any of its employees who are given access to the Proprietary Information of the other will have a need to know and will be required to hold that Information in confidence and to use it only in the course of their employer's business.

     16.3 Exclusions. This section does not impose any obligation on either party if the information is: (1) publicly known at the time of disclosure without breach of this Agreement; (2) already known to the receiving party at the time of disclosure; (3) independently developed by the receiving party without use of the Proprietary Information; or (4) disclosed pursuant to court or administrative order. Unless the parties agree otherwise, the obligations under this Section will expire five years after the date of Motorola's last shipment to PageMart under this Agreement.

     16.4 No Manufacturing Rights. This Agreement does not grant PageMart any license under any patents or other industrial property rights that Motorola may own, control, or be licensed to use, except the right to buy, sell, and deal in the Products furnished by Motorola. In particular, PageMart acknowledges that this Agreement does not grant it any right to manufacture the Products under any circumstances.

SECTION 17. COMPLIANCE WITH EXPORT CONTROLS

     17.1 PageMart will not export from the U.S. any Equipment, Software, Documentation or other products or technical data furnished under this Agreement without first obtaining the necessary export licenses from the United States Government. PageMart further warrants that it will not resell, transfer or export any of the Equipment, Software, Documentation or other products or technical data in violation of any laws, regulations, transaction or export controls or economic sanctions imposed by the United States Government regarding any other country, government or political entity. PageMart's obligations under this Section will continue even after this Agreement ends.

SECTION 18. DISPUTE RESOLUTION

     18.1 Choice of Law. This Agreement is governed by the laws of the State of Illinois.

     18.2   Mediation. Motorola and PageMart will attempt to settle any claim or dispute arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by Motorola and PageMart within 45 days after written notice by one of both parties demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and Motorola and PageMart will share the costs of the mediation equally. By mutual agreement, however, Motorola and PageMart may postpone mediation until each has completed some specified but limited discovery about the dispute. The parties may also agree to MOTOROLA PROPRIETARY CONFIDENTIAL
                                                                              14
replace mediation with some other form of non-binding alternative dispute resolution (ADR), such as neutral fact-finding or a minitrial. The use of any ADR procedure will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party and shall toll the statute of limitations period while the ADR procedure is ongoing.

     18.3 Litigation. Any dispute which the parties cannot resolve between them through negotiation or mediation within six months of the date of the initial demand for it by a party may then be submitted to the courts within the State of Illinois for resolution. Each party agrees to submit to the jurisdiction of those courts. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful, or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others. The parties knowingly, voluntarily and intentionally waive the right each may have to a jury for any such judicial proceedings.

SECTION 19. RELATIONSHIP OF THE PARTIES

     19.1 Each party will be deemed to be an independent contractor, and not an agent, joint venturer, or representative of the other. Neither party may create any obligations or responsibilities on behalf of or in the name of the other.

     19.2 The personnel performing installation and other services on behalf of Motorola under this Agreement shall at all times be under Motorola's exclusive direction and control and shall be employees of (or subcontractors to) Motorola and not employees of PageMart. Motorola shall pay all wages, salaries and other amounts due its employees in connection with this Agreement, and shall be responsible, in compliance with applicable laws relating to worker's compensation and employer's liability insurance, for insuring all of its employees who perform services under this Agreement.

SECTION 20. PROHIBITION AGAINST IMPROPER GIFTS OR PAYMENTS

     20.1 No official, employee or agent of any government, governmental agency or political party shall be given any benefit, share in any proceeds from this Agreement, or receive any item of value related to this Agreement. The parties each warrant that they have not and will not, in connection with this Agreement, pay, donate, give or promise anything of value to any such person or entity on behalf of Motorola or PageMart.

SECTION 21. ASSIGNMENT AND SUBCONTRACTING

     21.1 Except as follows, neither party may assign this Agreement or delegate its performance under it without the prior written consent of the other, but such consent will not be unreasonably withheld. PageMart agrees, however, that Motorola may appoint subcontractors to perform certain of its obligations under this Agreement, including (but not limited to) those relating to the Software. In addition, Motorola may assign this entire Agreement to one of its affiliates, or sell, transfer or assign to a financing institution its right to receive payment from PageMart. Motorola will remain primarily liable for its performance under this Agreement notwithstanding any assignment or appointment.

     21.2 This Agreement will be binding upon any successor or permitted assignee of either party.

SECTION 22. GENERAL

     22.1 Amendments to Agreement. Amendments to this Agreement may only be made in writing and signed by an officer or other authorized representative of each party.

     22.2 Notices. Notices under this Agreement must be in writing and sent by facsimile, courier, or registered or certified mail to the appropriate party at its address stated on the first page of this Agreement (or to a new address if the other party has been properly notified of the change). A notice will not be effective until the person to whom it is addressed actually receives it.

MOTOROLA PROPRIETARY CONFIDENTIAL                                             15

     22.3 Public Announcements. PageMart and Motorola agree that the terms of this Agreement are confidential and cannot be disclosed by either party outside its respective organization without the other's written consent, with the following exceptions: 1) as may be required by law or regulatory agency; 2) for the purposes of a securities offering or financing; 3) to accountants, financial advisors, and their counsel, under the terms of a confidentiality agreement; or
4) to establish their rights under this Agreement. However, prior to PageMart's disclosure of such terms under the above exceptions, Motorola shall be given an opportunity to review the material to be disclosed. The parties agree to work together to produce such press releases and other public announcements as are acceptable to both parties, including a joint press release announcing only (1) the dismissal of PageMart's lawsuit against MobileMedia, and (2) the transfer of PageMart's parent portfolio to Motorola.

     22.4 Beta System Demonstration. PageMart agrees to the reasonable use of the DFW Beta System for Motorola's product demonstration purposes.

     22.5 Headings. The section headings in this Agreement are for convenience only and will not be considered part of, nor affect the construction or interpretation of, any provision of this Agreement.

     22.6 Entire Agreement. The Technology Asset Agreement and Contract Documents of this Agreement represent the entire agreement between the parties regarding the transfer of PageMart patents and the sale and purchase of the System, Products and any Services. Their terms and conditions supersede any terms or conditions contained on printed forms submitted with purchase orders, sales acknowledgments or invoices, and all previous oral or written communications between the parties regarding the subject, except for the factual information on the front of that form regarding such matters as model numbers and quantities of equipment, prices, requested delivery date and time, and delivery instructions.

     22.7 Invalidity of Provisions. If any provision of this Agreement is held illegal, invalid or unenforceable, such invalidity will not affect the enforceability of any other provision not held to be invalid.

     22.8 Acknowledgment. Both parties acknowledge that they have read this Agreement, have had the opportunity to review it with an attorney if desired, understand it, and agree to be bound by its terms.

     All of which is signed on behalf of Motorola and PageMart by their authorized representatives.

MOTOROLA, INC.                             PAGEMART WIRELESS, INC.

By:     /s/  LARRY CONLEE                  By:    /s/  G. CLAY MYERS
   ----------------------------               ----------------------------
Print Name: Larry Conlee                   Print Name:   G. Clay Myers
           --------------------                      ---------------------
Title:      Corporate VP                   Title:  V.P. Finance & CFO
      -------------------------                  -------------------------
Date:       1/26/96                        Date:        1/26/96
     --------------------------                 --------------------------

MOTOROLA PROPRIETARY CONFIDENTIAL                                             16

ARTICLE II: SOFTWARE

SECTION 1. PAGING INFRASTRUCTURE SOFTWARE LICENSE AGREEMENT

                         MOTOROLA PAGING INFRASTRUCTURE
                           SOFTWARE LICENSE AGREEMENT

                            (C) Motorola, Inc. 1995

     This Paging Infrastructure Software License Agreement ("License Agreement") is made and entered into by and between MOTOROLA, INC. ("Motorola") and PAGEMART WIRELESS, INC., and its Affiliates ("Licensee"). In accordance with the following terms and conditions, Motorola agrees to grant to Licensee and Licensee agrees to accept from Motorola, a limited license for Motorola's Paging Infrastructure object code Software and related Documentation used in connection with items of Equipment purchased under this Agreement, including any supplements or updates to any such Software or Documentation item delivered to the Licensee from Motorola under the terms of either the initial purchase of the Software or according to the terms of a Software Maintenance Policy (SMP).

     In that regard, Motorola and Licensee specifically agree that, for as long as the Equipment Purchase Agreement ("the Agreement") is in effect, the Licensee may obtain from Motorola such items of Software offered by Motorola's Advanced Messaging Systems Division. Unless Motorola and Licensee execute a separate agreement specifically licensing a particular item of software, the Licensee's use of all Software purchased under this Agreement shall be subject to the terms and conditions of this License Agreement, and Motorola may supply such items of Software to Licensee subject to the terms and conditions of this License Agreement.

1. EFFECTIVE DATE OF LICENSE. This License Agreement is an offer to license by Licensee, and will become effective:
     (A) after the Licensee, or an authorized agent of the Licensee, has signed this Agreement and returned it to Motorola at the address below; and
     (B) either (i) an authorized agent of Motorola has acknowledged receipt of this Agreement in writing; or (ii) Motorola ships to the Licensee at its address below, an item or items of Software requested by the Licensee.

2. LICENSE. Motorola hereby grants to Licensee a personal, nonexclusive, nontransferable, limited license to use the Software, subject to the conditions and limitations contained in this License Agreement, solely for the purpose of operating or testing Motorola paging infrastructure Equipment in which the Software is initially installed.

Licensee understands and agrees to each of the following:
     A. Each item of Software obtained by Licensee from Motorola pursuant to this License Agreement shall only be used by the Licensee upon Motorola hardware, or upon third-party hardware purchased through Motorola.
     B. Use of an item of Software at one location shall not include the right to access use of that Software through remote access from any other location.
     C. Licensee acknowledges and agrees that any material breach of this License Agreement or any unauthorized use, dissemination, distribution, or modification of software and programming information contained within Motorola infrastructure Equipment will likely cause Motorola substantial and irreparable harm.

MOTOROLA PROPRIETARY CONFIDENTIAL                                             17

3. CHARGES AND PAYMENTS. For each item of Software licensed, Licensee agrees to pay a nonrefundable, lump-sum, per-Equipment-item charge. Each such charge shall be due and payable within thirty (30) days of receipt of invoice. Service charges at the maximum rate permitted by applicable law may be invoiced on accounts more than ten (10) days past due and shall be due and payable upon receipt of invoice.

4. TAXES. Licensee shall pay all sales, use and excise taxes, and any other assessments in the nature of taxes however designated, on the Software or its license or use, on any amount payable or any Services furnished under the License Agreement, or otherwise related to or resulting from the License Agreement.

5. PROTECTION AND SECURITY. Title to and ownership of any item of Software delivered hereunder and to any copies made by Licensee is, and shall at all times remain, in Motorola. Licensee acknowledges Motorola's claim that the Software contains valuable proprietary information and trade secrets and that unauthorized dissemination, distribution, modification, reverse engineering, disassembly, or unauthorized use of the Software could cause irreparable harm to Motorola. Therefore, Licensee agrees not to disclose, transfer, provide, or otherwise make available in any form whatsoever the Software, the information therein, or any portion thereof, to any person or organization other than Licensee's employees, without the prior written consent of Motorola. Licensee will take appropriate action, by instruction, agreement or otherwise, with any persons permitted access to the Software so as to enable Licensee to hold the Software in confidence and otherwise to satisfy its obligations under this License Agreement.

     Since unauthorized use of such Motorola software can greatly diminish the value of such trade secrets and cause irreparable harm to Motorola, Licensee also agrees that Motorola, in addition to any other remedies it may have, shall be entitled to equitable relief to protect such trade secrets, including without limitation, temporary and permanent injunctive relief, without the proving of amount of damage by Motorola.

     Licensee shall make no copies of the Software except those working or back-up copies necessary to enable Licensee's operation and testing in the specified licensed Equipment. A backup copy may be made for the Equipment licensed herein.

     Licensee will provide to Motorola, upon Motorola's request, the actual location of all copies of the Software.

     Licensee will reproduce and include all copyright and trademark notices and other proprietary legends, on all copies in accordance with Motorola's instructions.

     Licensee acknowledges and agrees that the existence of any copyright notice on any item of Software shall not be construed as an admission or presumption that publication of such item of Software has occurred.

     Licensee agrees that any breach of the terms of this Section 5 shall be considered by the parties hereto to be a substantial and material breach of this Agreement, which breach shall be grounds for Motorola to terminate Licensee's license hereunder pursuant to the terms of Section 9(a).

     The terms of this Section shall survive the termination of this License Agreement and any license hereunder.

6. MAINTENANCE. Motorola shall not be responsible for field support or field service of Software under this License Agreement. Any maintenance by Motorola, if available, shall be by separate agreement on Motorola's then current terms and conditions and at Motorola's then current prevailing rates for such maintenance.

7. SOFTWARE WARRANTY DISCLAIMER. LICENSEE ACCEPTS THE SOFTWARE LICENSED UNDER THE LICENSE AGREEMENT "AS IS." OTHER THAN AS WARRANTED IN SECTION 12 OF ARTICLE I, MOTOROLA EXTENDS NO WARRANTIES ON THE SOFTWARE, EITHER EXPRESS OR IMPLIED, AND SPECIFICALLY EXCLUDES WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

MOTOROLA PROPRIETARY CONFIDENTIAL                                             18

8.1 TERMINATION OF LICENSE. Any license granted under this License Agreement is effective until terminated as set forth below. Licensee may terminate a license for an item of Software at any time by returning to Motorola all originals and all copies of the Software (including documentation and materials). Licensee agrees that the termination of a license by Licensee or Motorola does not entitle Licensee to the refund of any license charge. Motorola may terminate a license for an item of Software, or terminate this entire License Agreement, if Licensee fails to comply with any material term or condition of this License Agreement. (See Section 9. Default.) Upon termination, Licensee agrees to return all copies of the Software to Motorola and delete all copies of the Software from any mass storage device.

8.2 TERMINATION FOR CAUSE. This Agreement may be terminated by Motorola immediately, and without notice to the Licensee, upon the occurrence of any of the following events:

     (a) Any material default by the Licensee as set forth in Section 9 below.
     (b) Licensee ceases to function as a going concern, declares bankruptcy, or otherwise becomes insolvent.

9. DEFAULT. Default includes, but is not limited to, any of the following acts or omissions:

     (a) Licensee fails to perform any of its obligations under Section 5, "Protection and Security," and such failure remains uncured for a period of ten
(10) days after Licensee's receipt of written notice thereof from Motorola.
     (b) Licensee fails to perform any of its material obligations under this License Agreement, and such failure remains uncured for a period of thirty (30) days after Licensee's receipt of written notice thereof from Motorola.

10. REMEDIES. In the event of any material default by Licensee under this License Agreement, Licensee acknowledges that in addition to any other rights and remedies available to Motorola under law or in equity, Motorola may:

     - withhold performance hereunder; or,
     - terminate the license for any item of Software at any time; or,
     - terminate this entire License Agreement; or,
     - demand and be entitled to the immediate return of all copies of any or all items of Software.

In any such event, Motorola's remedies shall be cumulative. There shall be no obligation upon Motorola to exercise a particular remedy.

11. LIMITATION OF LIABILITY. Motorola's entire liability to Licensee for Motorola's performance or nonperformance under this License Agreement shall be limited to a refund by Motorola of an amount not to exceed the total license charge paid by Licensee for the item of Software and the Equipment item in which it is contained that are directly related to such claim.

UNDER NO CIRCUMSTANCES WILL MOTOROLA OR PAGEMART BE LIABLE TO THE OTHER FOR LOSS OF USE, DAMAGE TO OR LOSS OF PRODUCTS OR SERVICES, LOSS OF DATA, FAILURE TO REALIZE EXPECTED SAVINGS, FRUSTRATION OF ECONOMIC OR BUSINESS EXPECTATIONS, LOST REVENUE OR PROFITS, OR FOR ANY OTHER SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF THEY WERE FORESEEABLE OR MOTOROLA OR PAGEMART WAS INFORMED OF THEIR POTENTIAL.

12. ASSIGNMENT. Licensee is prohibited from assigning, transferring or sublicensing the Software without the prior written consent of Motorola. However, Licensee may sublicense a joint venturer with Motorola's written approval, such approval not to be unreasonably withheld. Any prohibited assignment, transfer or sub-license shall be null and void. Motorola reserves the right to assign the License Agreement, encumber or sell the Software, or subcontract any of its obligations hereunder, either in whole or in part, without notice to or the consent of

MOTOROLA PROPRIETARY CONFIDENTIAL                                             19

Licensee, although Motorola shall be ultimately responsible for the performance of its obligations hereunder.

13. NOTICES. All formal notices and other communications required or permitted under the License Agreement shall be in writing to the addresses indicated in this License Agreement.

14. ENTIRE AGREEMENT. THIS LICENSE AGREEMENT CONSTITUTES THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN MOTOROLA AND LICENSEE, AND SUPERSEDES ALL ORAL OR WRITTEN PROPOSALS, PRIOR AGREEMENTS, AND OTHER PRIOR COMMUNICATIONS BETWEEN THE PARTIES, CONCERNING THE SUBJECT MATTER OF THE LICENSE AGREEMENT.

15. GENERAL TERMS AND CONDITIONS. This License Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. No amendment of this License Agreement or representation or promise relating thereto shall be binding unless it is in writing and signed by both parties. Notwithstanding any variance with the terms and conditions of any order submitted by Licensee, the terms and conditions of this License Agreement shall prevail. No waiver by a party of any breach of any provision of this License Agreement shall constitute a waiver of any other breach of that or any other provision of this License Agreement. Licensee recognizes that applicable Federal Communications Act and other statutes, laws, ordinances, rules and regulations may change from time to time. Accordingly, without liability and in its sole discretion, Motorola has the right to modify this License Agreement to comply with such changes. In the event that any of the provisions contained in this License Agreement are held to be unenforceable, this License Agreement shall be construed without such provisions. No action, regardless of form, arising out of this License Agreement may be brought by Licensee more than one (1) year after the cause of action has arisen.

ACCEPTED AND APPROVED BY MOTOROLA AS OF 26 JANUARY, 1996.

LICENSOR                                        LICENSEE
MOTOROLA, INC.                                  PAGEMART WIRELESS, INC.
BY:    /s/ LARRY CONLEE                         BY:  /s/  CLAY MYERS
   -----------------------------                   ---------------------------
     (Authorized Signature)                          (Authorized Signature)
Please type the following:                      Please type the following:
NAME:   LARRY CONLEE                            NAME:   G. CLAY MYERS
     ---------------------------                     -------------------------
TITLE:    CORP VP                               TITLE:  V.P. FINANCE & CFO
      --------------------------                      ------------------------
DATE:     1/26/96                               DATE:    1/26/96
      --------------------------                      ------------------------

Address for Formal Notices:                     Address for Formal Notices:

MOTOROLA, INC.                                  PAGEMART WIRELESS, INC.
Attn: SMP Dept.                                 6688 North Central Expressway
Advanced Messaging Systems Division             Suite 800
5401 North Beach Street                         Dallas, Texas 75206
Fort Worth, Texas 76137                         Attn: /s/ TODD BERGWALL
                                                     -------------------------

MOTOROLA PROPRIETARY CONFIDENTIAL                                             20

ARTICLE II: SOFTWARE

SECTION 2. SOFTWARE MAINTENANCE POLICY

                                [MOTOROLA LOGO]

                      ADVANCED MESSAGING SYSTEMS DIVISION

                          SOFTWARE MAINTENANCE POLICY

                              TERMS AND CONDITIONS

This is a Software Maintenance Policy (SMP) #                    , by and
between PAGEMART WIRELESS, INC. ("PAGEMART"), located at 6688 North Central Expressway, Suite 800, Dallas, Texas 75206; and MOTOROLA, INC. ("MOTOROLA"), by and through its Advanced Messaging Systems Division (AMSD), located at 5401 North Beach Street, Fort Worth, Texas 76137.

WHEREAS, MOTOROLA and PAGEMART have entered into a MOTOROLA PAGING INFRASTRUCTURE SOFTWARE LICENSE AGREEMENT having an effective date of
          , 1996, which grants PAGEMART certain rights relating to licensed Software operating on a Paging System installed or to be installed at PAGEMART locations as per the list in Attachment A, as the parties may amend from time to time.

MOTOROLA and PAGEMART agree that software installation and maintenance services ("Services") provided by MOTOROLA to PAGEMART on the Software ("Software") and Documentation shall be performed exclusively pursuant to the fees, terms and conditions set forth in this SMP. This Software Maintenance Policy shall cover software residing in MOTOROLA-supplied paging infrastructure hardware purchased or provided pursuant to Articles I, III and IV of the Agreement.

MOTOROLA will support only the current system software release and the immediately preceding system release for PAGEMART's market. Support for earlier releases will be available only on a time and materials basis.

SUPPORT FEATURES:

        a. Telephone Technical Support: MOTOROLA will provide hotline support during the hours of 7 am - 7 pm, Central U.S. time, Monday through Friday, except MOTOROLA holidays. PAGEMART shall use the hotline for assistance in problem identification, problem solving, and configuration questions.

        b. 24 Hour, Emergency Telephone Technical Support: In addition to its regular phone support, MOTOROLA will provide 24-hour emergency telephone technical support, 365 days-a-year. (Non-emergency calls, as determined by MOTOROLA, other than between 7am - 7pm, will be billed at the standard MOTOROLA rates.)

        c. Updates: PAGEMART will receive new system Software and Documentation updates at no additional charge. Updates include fixes and debugs, and may include software enhancements at MOTOROLA's discretion.

        d. Existing Coverage Extended to Same-Year Purchases: Once a system is covered by this SMP, all qualifying equipment purchased and placed in service during the annual SMP term shall automatically receive coverage under the SMP. See Attachment A for a representative list of equipment covered by this SMP.

        e. Access To MOTOROLA's Customer Service Bulletin Board: As an SMP subscriber, PAGEMART can receive technical information from the AMSD Customer Service Bulletin Board, including updates on software-related issues, operation tips, trouble shooting advice, insight on using new software-based products to fullest advantage, and key features and enhancements of new software releases.

MOTOROLA PROPRIETARY CONFIDENTIAL                                             21

        1. Maintenance Response and Support: In the event MOTOROLA is unable to resolve a software failure through telephone support, then MOTOROLA shall use prompt and reasonable efforts to respond to PAGEMART's request for service.

- --------------------------------------------------------------------------------------------------
              FEATURE                                          WITHOUT SMP                WITH SMP
- --------------------------------------------------------------------------------------------------
Telephone Support (During Business Hours)         Standard Rates Apply                   Included
- --------------------------------------------------------------------------------------------------
Emergency Telephone Technical Support             Standard Rates Apply                   Included
- --------------------------------------------------------------------------------------------------
Software Updates                                   Standard Software Pricing Applies      Included
- --------------------------------------------------------------------------------------------------
Access To Bulletin Board                           None                                   Included
- --------------------------------------------------------------------------------------------------
Maintenance Response and Support                   Standard Rates Apply                   Included
- --------------------------------------------------------------------------------------------------

SMP ADVANTAGES: Cost savings, software updates provided, better support, quicker response time, reduced labor expense, downtime limited to a minimum in order to protect revenue.

DURATION AND RENEWAL

This SMP has a one-year term that is renewed annually. Since the SMP is based on equipment in service, PAGEMART shall report to MOTOROLA any change in location of MOTOROLA hardware in service in PAGEMART's system, in order to determine the SMP fee for the following SMP term, PAGEMART will receive an invoice for the renewed SMP at least thirty (30) days before the start of the next SMP term.

At least ninety (90) days before any renewal period, and upon prior written notice to PAGEMART, MOTOROLA reserves the right to increase or decrease maintenance prices for the immediately following annual period.

PAGEMART OBLIGATIONS UNDER THE SMP

PAGEMART agrees to:

[X] PROVIDE CURRENT EQUIPMENT LIST. Supply complete listing of system components indicating equipment serial numbers, software versions and equipment locations.

[X] PERFORM FIRST-LEVEL DIAGNOSTICS. Carefully monitor its system and equipment for any indication of problems. If PAGEMART needs assistance with these first-level diagnostics, the hotline is available for help.

[X] REPORT ANY PROBLEMS. PAGEMART shall report problems immediately to the One-Call-Support(TM) Center in order to set the correction process in motion.

[X] MAINTAIN CURRENT SOFTWARE. Under this SMP, MOTOROLA supports only the current system software release and the immediately preceding system software release. MOTOROLA strongly recommends that all products operate on the latest releases. Support for releases other than the current system software release and the immediately preceding software release will be provided on a time and materials basis only.

[X] PURCHASE HARDWARE IF NECESSARY. From time to time, PAGEMART may need to add or upgrade hardware to accommodate a new software release. MOTOROLA will notify PAGEMART of such hardware enhancements thirty (30) days prior to making a new software release available. This SMP does not include the costs of any required hardware upgrades.

[X] SUPPLY REMOTE DIAL-IN PHONE LINE(S). In order to ensure the best possible support, PAGEMART must supply a direct dial-in phone line, to all supported equipment modems. If no phone line is available, it is PAGEMART'S responsibility to relay the appropriate information to MOTOROLA.

[X] PRICES: Subject to the foregoing terms of this Agreement. PAGEMART shall pay
    MOTOROLA for the services to be rendered under this SMP at the prices and rates set forth in the Price Book. All sales tax, use taxes, or value-added taxes payable in connection with the Service to be provided by Motorola pursuant to this SMP shall be paid by PAGEMART.

EXCLUSION

MOTOROLA PROPRIETARY CONFIDENTIAL                                             22

MOVEMENT OF EQUIPMENT/SOFTWARE - Movement of equipment/software to new sites by organizations or persons not authorized by MOTOROLA, and reinstallation of equipment by anyone not authorized by MOTOROLA, shall void any obligation of MOTOROLA under this SMP with regard to equipment/software so moved or reinstalled. Provided PAGEMART notifies MOTOROLA in advance of its intention to move equipment/software and seeks authorization to do so, such authorization by MOTOROLA will not be unreasonably withheld.

MOTOROLA shall have no obligation under this SMP to repair or replace items when such repair or replacement is necessitated by the following:

     (a) Forte Majeure. Neither party shall be liable for delay or failure in performance when such delay or failure is caused by any of the following that are beyond the actual control of the delayed party: acts of God, acts of the public enemy, acts or failures to act by the other party, acts of civil or military authority, governmental priorities, strikes or other labor disturbances, hurricanes, earthquakes, lightning, fires or floods, epidemics, embargoes, wars or riots, delays in transportation, loss or damage to goods in transit (subject to such goods being packed within the suppliers' specifications for such transit, and to the availability of necessary materials, components, services or facilities), or any other cause which the delayed party could not have prevented or for which the delayed party is not responsible.

     However, MOTOROLA agrees, upon PAGEMART's request, to participate with PAGEMART and make an assessment with respect to the damage as a result of any Force Majeure, and then to provide PAGEMART a quotation with respect to the repair and/or replacement of the items damaged as a result of the Force Majeure.

     (b) Acts of vandalism or any deliberate act or attempt to modify, remove, or obliterate a part's bar-coded serial number or other identifying marks.

     (c) Attempts to repair or modify the software by personnel not authorized or approved by MOTOROLA.

     (d) Misuse of the software.

     (e) Failure to maintain prescribed environmental conditions or external electrical parameters.

     (f) Damage which occurs during shipment from PAGEMART to MOTOROLA.

     (g) Failure to take any action required by MOTOROLA through its published Customer Service Report (CSR) or Bulletin Board, which shall be made available to PAGEMART.

DEFAULT AND TERMINATION

MOTOROLA AMSD shall have the right to immediately terminate this SMP, and to suspend its performance hereunder, upon notification and provision of a 10-day cure period to PAGEMART if PAGEMART:

     (a) makes any unauthorized modifications to the Software;

     (b) assigns or transfers PAGEMART's rights or obligations under this SMP without the prior written consent of MOTOROLA;

     (c) becomes bankrupt or insolvent, or is put into receivership; or

     (d) fails to pay any charge for services supplied under this SMP or any additional charges when due.

MOTOROLA may also terminate this SMP if PAGEMART, on written notice from MOTOROLA, does not pay MOTOROLA all amounts then due within thirty (30) days of such notice.

Notwithstanding such termination of the SMP to PAGEMART, PAGEMART shall remain responsible for all amounts then due.

LIMITATION OF DAMAGES

UNDER NO CIRCUMSTANCES WILL MOTOROLA OR PAGEMART BE LIABLE TO THE OTHER FOR LOSS OF USE, DAMAGE TO OR LOSS OF PRODUCTS OR SERVICES, LOSS OF DATA, FAILURE TO REALIZE EXPECTED SAVINGS, FRUSTRATION OF ECONOMIC OR BUSINESS EXPECTATIONS, LOST REVENUE OR PROFITS, OR FOR ANY OTHER SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF THEY WERE FORESEEABLE OR MOTOROLA OR PAGEMART WAS INFORMED OF THEIR POTENTIAL.

Each party's total liability under or in connection with this SMP shall not exceed the total sums paid by PAGEMART to MOTOROLA with respect to such Software, Supplies, or Services provided hereunder.

MOTOROLA PROPRIETARY CONFIDENTIAL                                             23

SEVERABILITY

If any provision of this SMP is held to be illegal, invalid, or unenforceable, such invalidity will not affect the enforceability of any other provisions not held to be invalid.

ENTIRE POLICY

Article I and this SMP constitutes the entire understanding between the parties concerning the subject matter hereof and supersedes all prior discussions, policies and representations, whether oral or written and whether or not executed by MOTOROLA and PAGEMART. No modification, amendment, or other change may be made to this SMP or any part hereof unless made in writing and executed by authorized signing officers of MOTOROLA and PAGEMART. The terms and conditions of this SMP supersedes the terms and conditions contained on any purchase order or sales acknowledgments between the parties.

The obligations of the parties hereto are obligations of the corporate entities executing this SMP alone. These obligations are neither the obligations of, nor are they implied or otherwise guaranteed by, any individual who signs this SMP or who is otherwise associated with the parties.

I have read this SMP and agree to be bound by its terms.

PAGEMART Signature

Name (please print) __________________________________________________

Title ________________________________________________________________

Date _________________________________________________________________



MOTOROLA Signature ___________________________________________________

Name (please print) __________________________________________________

Title ________________________________________________________________

Date _________________________________________________________________

* See Attachment "A" for a representative list of Equipment covered by this SMP. 11/95








MOTOROLA PROPRIETARY CONFIDENTIAL                                             24

                                  ATTACHMENT A

                 MOTOROLA'S ADVANCED MESSAGING SYSTEMS DIVISION

            SOFTWARE MAINTENANCE POLICY (SMP) # ____________________

                     EQUIPMENT LISTING AND MAINTENANCE FEES

This is Attachment A to the MOTOROLA System Equipment Software and Maintenance Policy dated ________________ by and between PAGEMART WIRELESS, INC. and MOTOROLA, INC.

Maintenance for the period:________________, 199_ thru ____________, 199_.

SITE NO.     SITE NAME      ST     DESCRIPTION     MODEL/SERIAL #     MFG./RELEASE DATE     SMP FEE
- ---------    ----------    ----    ------------    ---------------    ------------------    --------

MOTOROLA PROPRIETARY CONFIDENTIAL                                             25

ARTICLE III: ADVANCED MESSAGING SUBSCRIBER EQUIPMENT -TABLE OF CONTENTS

SECTION 1. CREDIT FOR EQUIPMENT

SECTION 2. EQUIPMENT WARRANTY

SECTION 3. EQUIPMENT PRICING

MOTOROLA PROPRIETARY CONFIDENTIAL                                             26

       CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM SECTION 1 BELOW


ARTICLE III: ADVANCED MESSAGING SUBSCRIBER EQUIPMENT

SECTION 1. CREDIT FOR EQUIPMENT

As described here and in Article IV, Section 1.3, as additional consideration for the transfer of the PageMart Patents to Motorola in accordance with the Technology Asset Agreement between the parties. Motorola agrees to furnish

MOTOROLA PROPRIETARY CONFIDENTIAL                                             27

ARTICLE III: ADVANCED MESSAGING SUBSCRIBER EQUIPMENT
SECTION 2. EQUIPMENT WARRANTY

             LIMITED WARRANTY FOR MOTOROLA ONE-WAY & TWO-WAY PAGERS

I.    WARRANTY STATEMENT
Motorola warrants the pager against defects in material and workmanship under normal use and service for the period of time specified below. This express warranty is extended by Motorola, Inc., 1301 E. Algonquin Road, Schaumburg, IL 60195, to the original and end user purchasers only and is not assignable or transferable to any other party. An optional extended warranty is available as specified below.

II.   GENERAL PROVISIONS
This warranty sets forth the full extent of Motorola's responsibilities regarding the pager. Repair, replacement, or refund of the purchase price, at Motorola's option, is the exclusive remedy. This warranty is given in lieu of all other express warranties. Implied warranties, including without limitation implied warranties of merchantability and fitness for a particular purpose, are limited to the duration of this limited warranty. In no event shall Motorola be liable for damages in excess of the purchase price of the Motorola pager, for any loss of use, loss of time, inconvenience, commercial loss, lost profits or savings or other incidental, special or consequential damages arising out of the use or inability to use such product to the full extent such may be disclaimed by law.

III.  WHAT THIS WARRANTY COVERS
In the event of a defect, malfunction, or failure to conform to specifications contained in MPDs during the warranty period, Motorola will, at its option, either repair, replace or refund the purchase price of the pager. Repair may, at Motorola's option, include the replacement of parts or boards with functionally equivalent reconditioned or new parts or boards. Replaced parts and boards are warranted for the greater of (i) 90 days or (ii) the balance of the original warranty period. All parts and boards removed in the replacement process shall become the property of Motorola. This warranty does not cover defects, malfunctions, performance failures or damages to the unit resulting from use in other than its normal and customary manner; misuse, accident or neglect, the use of nonconforming parts; or improper alterations or repairs. This warranty does not cover batteries, internal physical or water damage, wear and tear on covers or housings, and coverage or range over which the pager will receive signals.

IV.   LENGTH AND TYPE OF WARRANTY
Motorola ________ pagers are shipped from the factory with a standard warranty or an optional extended warranty. The standard warranty period is for one year on parts and 120 days on labor from the date of purchase based on proof of purchase. The optional extended warranty is provided in lieu of the standard warranty for a consideration over and above the price of the pager. This extended warranty covers parts and labor for the number of years chosen starting at the date of purchase of the pager by the end user. The type and length of warranty of the pager may be determined by the first and third characters of the pagers 10-character serial number as follows:

    - A number in the first position of the serial number denotes a standard warranty of 120 days for labor and one year for parts.
    - A letter in the first position of the serial number denotes extended warranty coverage.
    - If an extended warranty, then the number in the third position denotes the number of years of the warranty.
        Example: The number __ in the third position denotes warranty coverage of ____ years.
                 The number __ in the third position denotes warranty coverage of ____ years.

V.    HOW TO RECEIVE SERVICE
All pagers covered by standard warranty and extended warranty that require service must be sent or taken to one of the following Motorola Pager Care facilities only. All inbound shipping or transportation charges to Motorola must be paid by the purchaser. Motorola will pay for outbound shipping to the purchaser.

                              Motorola
                               AMDS
                               5401 North Beach Street
                               Fort Worth, Texas 76137
                               (800) 520-7243

VI.   STATE LAW RIGHTS
Some states do not allow the exclusion or limitation of incidental or consequential damages, or a limitation on how long an implied warranty lasts, so the above limitations or exclusions may not apply. This warrant gives you specific legal rights and you may also have other rights which vary from state to state.

VII.   OUT-OF-WARRANTY REPAIR
Replacement housings and out-of-warranty repairs are available at the above listed Motorola Pager Care facilities. Complete replacement housings cost $____ each. Out-of-warranty electrical repair costs $____. These prices include return shipping.

VIII.   HOW TO PURCHASE ADDITIONAL YEARS OF PAGER WARRANTY
If this pager was purchased with only the standard warranty coverage, then at your option, additional years of extended warranty are available for an additional charge during the first ____ days following purchase of the pager. This extended warranty is in lieu of the standard warranty, and is available for one, three, or five full years from the date of purchase of the pager, subject to the above-stated terms and conditions. This extended warranty covers parts and labor for the number of years chosen.
To purchase this optional extended warranty, please copy and fill out the section below, and along with your check made payable to Motorola, mail (within ____ days of pager purchase) to: Motorola, Boynton Beach Pager Care, 3020 High Ridge Road, Suite 600, Boyman Beach, FL 32426.

MOTOROLA PROPRIETARY CONFIDENTIAL                                             28

   FILL OUT AND MAIL ONLY IF YOU ARE PURCHASING ADDITIONAL YEARS OF WARRANTY.

Customer Information (Please Print)                                                      Prices for extended warranty
                                                                                  1 full year     3 full years     5 full years
Name ___________________________________________________                          -----------     ------------     ------------

Address_________________________________________________

City, State, Zip________________________________________

Serial Number___________________________________________  Purchase __ additional years of extended warranty for a total of $________
 (__ characters - starting with __ letters or a number.)
  Example:__________________________                                         Applicable sales taxes (state, city, country) $________

Daytime Phone # (Not pager #) __________                                     Total Amount Enclosed:                        $________



NOTE: All purchases of extended warranty are final. There are no refunds. Extended warranty is not transferable from one pager to another.

MOTOROLA PROPRIETARY CONFIDENTIAL                                             29

ARTICLE III: ADVANCED MESSAGING SUBSCRIBER EQUIPMENT

SECTION 3. EQUIPMENT PRICING












MOTOROLA PROPRIETARY CONFIDENTIAL                                             30

ARTICLE IV: INFRASTRUCTURE EQUIPMENT - TABLE OF CONTENTS

SECTION 1. COMMITMENTS FOR PURCHASE, EQUIPMENT CREDITS, AND ADDITIONAL
           INFRASTRUCTURE CREDIT

SECTION 2. EQUIPMENT WARRANTY

SECTION 3. EQUIPMENT PRICING












MOTOROLA PROPRIETARY CONFIDENTIAL                                             31

       CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM SECTION 1 BELOW


ARTICLE IV: INFRASTRUCTURE EQUIPMENT

SECTION 1. COMMITMENTS FOR PURCHASE, EQUIPMENT CREDITS, AND ADDITIONAL
           INFRASTRUCTURE CREDIT

     1.1 Buyer Purchase Commitment. PageMart agrees to purchase from Motorola, of conventional one-way and two-way infrastructure Equipment over the forty-seven (47) month period beginning December 1, 1995 and ending October 31, 1999. In the event PageMart fails to order and take delivery from Motorola
of                of infrastructure Equipment prior to September 1, 1999,
provided any failure to take delivery is not due to Force Majeure as described in Section 15.1 of Article I, or to Motorola's failure to meet reasonable scheduled delivery dates, then on September 1, 1999, Motorola may prepare an invoice for, and ship, infrastructure Products chosen at Motorola's sole discretion, with a total price (priced at the purchase prices of this Agreement)
equivalent to the difference between                and the amount of
infrastructure Equipment previously ordered by PageMart and delivered under this Agreement. PageMart agrees to accept such Products and to pay such invoice within thirty (30) days of its receipt.

     1.2 Credit for Infrastructure Equipment. As additional consideration for the transfer of the PageMart Patents to Motorola in accordance with the Technology Asset Agreement between the parties, Motorola agrees to furnish
                                             .

     1.3 Credit for Advanced Messaging Subscriber Units. As described here and in Article III, Section 1, as additional consideration for the transfer of the PageMart Patents to Motorola in accordance with the Technology Asset Agreement between the parties, Motorola agrees to furnish
               .

     1.4 Additional Infrastructure Credit. As additional consideration for the transfer of the PageMart Patents to Motorola in accordance with the Technology Asset Agreement between the parties, Motorola agrees to furnish
                              .

MOTOROLA PROPRIETARY CONFIDENTIAL

ARTICLE IV: INFRASTRUCTURE EQUIPMENT

SECTION 2.  EQUIPMENT WARRANTY

                                [MOTOROLA LOGO]

                      ADVANCED MESSAGING SYSTEMS DIVISION

                    INFRASTRUCTURE LIMITED PRODUCT WARRANTY

                                 GENERAL TERMS

1.1 Motorola Advanced Messaging Systems Division (AMSD)-manufactured infrastructure Equipment is warranted to be free from defects in material and workmanship to the original purchaser only as set forth herein.

1.2 This Warranty covers Equipment that is used in the manner and for the purpose intended.

1.3 This Warranty specifically excludes any and all software products from any source. Motorola AMSD software products are the subject of the AMSD Software Maintenance Policy (SMP), addressed separately.

1.4   This Warranty shall commence on the date of shipment of the AMSD
Equipment.

1.5 The term of Warranty for all AMSD infrastructure Equipment, except for base stations and Alphamate 250 paging entry terminal products, is one (1) year parts and labor. The Warranty term for Nucleus base stations is three (3) years parts and one (1) year labor. The Warranty term for Alphamate 250 paging entry terminals is one (1) year parts and 120 days labor in AMSD-authorized service centers. In-field labor, which is only available for base station warranty claims, is to be provided by AMSD-authorized service centers during the hours of 8:00 AM - 5:00 PM, Monday - Friday, excluding Motorola holidays.

                   LIMITATIONS AND QUALIFICATIONS OF WARRANTY

2.1 LIMITATION - THE WARRANTIES SET OUT IN THIS SECTION ARE THE ONLY WARRANTIES FOR THE EQUIPMENT. MOTOROLA EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, GUARANTEES OR REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MOTOROLA ALSO DISCLAIMS ANY IMPLIED WARRANTY ARISING OUT OF TRADE USAGE OR OUT OF A COURSE OF DEALING OR COURSE OF PERFORMANCE.

2.2 This Warrant does not cover, nor include a remedy for, damages, defects or failure caused by:

      (a) the equipment of any part of it NOT having been installed, modified, adapted, repaired, maintained, transported or relocated in accordance with Motorola technical specifications and instructions;

      (b) storage not conforming to the applicable Motorola Equipment Manual's Shipping, Receiving and Installation section.

      (c) environmental characteristics not conforming to the applicable Motorola Equipment Manual.

      (d) nonconformance with the Equipment Operating Instructions in the applicable Motorola Equipment Manual.

      (e) external causes including, without limitation, used in conjunction with incompatible equipment, unless such use was with or under Motorola's prior written consent;

      (f) cosmetic damages;

      (g) damages caused by external electrical stress;

      (h) lightning;

      (i) accidental damage;

      (j) negligence, neglect, mishandling, abuse or misuse by any party other than Motorola;

      (k) Force Majeure; and

      (l) damage caused by Shipper(s)

                              RETURN OF EQUIPMENT

3     If an item of AMSD equipment malfunctions or fails in normal use within the Warranty Period:

      (a) PageMart shall promptly notify its nearest Motorola Paging One-Call-Support(TM) Center of the problem and provide the serial number of the defective item. Motorola shall, at its option, either resolve the problem over the telephone or issue a Return Authorization Number to PageMart. PageMart shall, at its cost, ship the item to the Motorola Paging One-Call-Support(TM) Center location designated at the time the Return Authorization Number is issued;

MOTOROLA PROPRIETARY CONFIDENTIAL                                             33

     (b) the Return Authorization Number must be shown on the label attached to each returned item. A description of the fault must accompany each returned item. The returned item must be properly packed, and the insurance and shipping charges prepaid;

     (c) Motorola shall either repair or replace the returned item. When a returned item is replaced by Motorola, the returned item shall become the property of Motorola;

     (d) Subject to all the terms of this Warranty, Motorola shall complete the repair or exchange of Motorola-manufactured equipment returned under Warranty within ten (10) working days of receipt of the equipment;

     (e) Motorola shall, at its cost, ship the repaired or replaced item to PageMart. If PageMart requests Express Shipping, PageMart shall pay Motorola an expedite fee; and

     (f) Equipment which is repaired or replaced by Motorola shall be free of defects in material and workmanship for the remainder of the original Warranty, or for 90 days from the date of repair or replacement, whichever is longer. All other terms of this Warranty shall apply to such repairs or replacements.

                              ADVANCE REPLACEMENT

4.1  During the Warranty Period:

     (a) At the request and for the convenience of PageMart, Motorola may supply PageMart with Advance Replacement Parts (parts furnished in advance of Motorola's receipt of defective items). Motorola's provision of such parts will be contingent on part availability and on PageMart maintaining a satisfactory credit standing with Motorola's Paging Products Group.

     (b) Motorola shall ship the Advance Replacement Parts requested by PageMart within 48 hours of Motorola's determination that such service is justified under the circumstances, if stock is available at the Motorola service location. If stock is not available, Motorola will make every reasonable effort to locate and provide it to PageMart within ten (10) working days.

     (c) PageMart shall return defective items to Motorola within thirty (30) days of shipment of the Advance Replacement Parts; failing which, Motorola shall bill and PageMart shall pay the full current list price of the Advance Replacement Parts.

4.2 To secure payment of the list price of Advance Replacement Parts if the defective items are not returned to Motorola, PageMart hereby grants to Motorola a purchase money security interest in any Advance Replacement Parts.

                         TELEPHONE TECHNICAL ASSISTANCE

5    During the Warranty Period, Motorola will provide PageMart with over-the-telephone technical fault analysis free of labor charges. For warranty calls exceeding 15 per location per month, or for non-warranty calls, Motorola shall charge PageMart per Motorola's then-current labor rates.

                               EXCLUDED EQUIPMENT

6    The following equipment is excluded from this Warranty, covered instead by the original manufacturer's warranty:

     (a) equipment which is not an integral part of a basic system configuration and is not manufactured by Motorola:

     (b) peripheral equipment such as printers, modems, data loggers and video display terminals; and

     (c) equipment which is not listed in Motorola's Price Book.

                                 FORCE MAJEURE

7    Motorola shall not be responsible for failure to discharge its obligations under this Warranty due to causes beyond its reasonable control such as delays by suppliers, material shortages; strikes, lockouts or other labor disputes; disturbances; government regulations, floods, lightning, fires, wars, accidents, and acts of God.

                            DEFAULT AND TERMINATION

8.1 Motorola shall have the right to immediately terminate this Warranty, and to suspend its performance under this Warranty, upon notification to PageMart if
PageMart:

     (a) assigns or transfers PageMart's rights or obligations under this Warranty without Motorola's prior written consent; or

     (b) within thirty (30) days of written demand by Motorola, fails to pay any charge for Advance Replacement Parts supplied under this Warranty, if PageMart has not timely returned the defective item(s).

8.2 Notwithstanding termination of the Warranty to PageMart, PageMart shall remain responsible for all amounts then due.

                            LIMITATION OF LIABILITY

9 UNDER NO CIRCUMSTANCES WILL MOTOROLA OR PAGEMART BE LIABLE TO THE OTHER FOR LOSS OF USE, DAMAGE TO OR LOSS OF PRODUCTS OR SERVICES, LOSS OF DATA, FAILURE TO REALIZE EXPECTED SAVINGS, FRUSTRATION OF ECONOMIC OR BUSINESS EXPECTATIONS, LOST REVENUE OR PROFITS, REPROCUREMENT COSTS, OR FOR ANY OTHER SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF THEY WERE FORESEEABLE OR MOTOROLA OR PAGEMART WAS INFORMED OF THEIR POTENTIAL.

MOTOROLA PROPRIETARY CONFIDENTIAL                                             34

       CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM SECTIONS BELOW


ARTICLE IV: INFRASTRUCTURE EQUIPMENT

SECTION 3. EQUIPMENT PRICING

           (a) Motorola's prices to PageMart for infrastructure Equipment, including related Software, shall

           (b)

           (c)

MOTOROLA PROPRIETARY CONFIDENTIAL                                             35

ARTICLE V: GENERAL SYSTEMS ENGINEERING, INSTALLATION, SERVICES &
           MAINTENANCE

Motorola may provide the following services to PageMart for the implementation of the advanced messaging System(s):

ENGINEERING SERVICES

Site or System Propagation Studies
RF Coverage Verification
Site Survey
System Designs
System Test Plans
System Documentation
Block Diagrams / Installation Drawings
As-Built Information
System Manuals
System Staging and Testing

INSTALLATION SERVICES

Supervised Subcontracts
Inventory Control Plans
Warehousing Options
Optimization Plans
Regional or Nationwide Installation Plans
Statements of Work

PROGRAM MANAGEMENT SERVICES

Project Task List
Contract Management Plan
Project Schedule
Subcontract Plan with Statement of Work
Site Survey Report
Documentation Package
Periodic Progress Reports
System Test Plan
Commissioning and Acceptance Plan

MAINTENANCE

Tailored Service Agreement
Maintenance and Service Pricing
Single Source Service Dispatch/Contact
Centralized Repair Depot
Centralized Region or Nationwide Billing
Mixed Product Contracts

MOTOROLA PROPRIETARY CONFIDENTIAL                                             36